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                                                                  Exhibit 10.38


                      PARTIAL LEASE TERMINATION AGREEMENT


         This Partial Lease Termination Agreement is entered into this 29th day of August, 2001 by and between SUNTRUST BANKS, INC., as Lessor, and CHOICEPOINT INC., a Georgia corporation, as Lessee.

                                    RECITALS

         WHEREAS, Lessor and Lessee entered into a Lease Agreement (the "Lease") dated as of July 31, 1997, which Lease is described in that certain Georgia Lease Supplement No. One and Short Form recorded August 4, 1997 in Deed Book 22914, Page 15 with the Clerk of Circuit Court of Fulton County, Georgia; as affected by Georgia Lease Supplement No. Two and Short Form, dated September 30, 1998 recorded October 1, 1998 in Deed Book 25269, Page 164, aforesaid records; as further affected by First Amendment to Georgia Lease No. One and Short Form, dated September 30, 1998 recorded in Deed Book 25269, Page 279, aforesaid records; as further affected by Second Amendment to Georgia Lease No. One and Short Form, dated September 30, 1998 recorded January 3, 2000 as Document 2000-0000161, in Deed Book 28308, Page 173, aforesaid records

         WHEREAS, Lessor and Lessee have agreed to terminate the Lease insofar as it demises the property described on Exhibit A hereto upon the terms and conditions set forth in this agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth Lessor and Lessee agree as follows:

         Effective as of August 29th, 2001 the Lease is terminated insofar as it demises the property described on Exhibit A hereto. This Partial Lease Termination Agreement does not release any covenants, warranties, indemnities or other obligations of Lessee or any other party under the Lease which by their terms expressly survive the release or termination of such Lease: provided, however, that this Release shall act as a release and termination of all liens, claims and interest Lessor and Lessee possess under the Lease in and to the property subject to the Lease.

         To the extent that the Lease encumbers property other than the real estate described on Exhibit A hereto the Lease shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


Signed, sealed and delivered                 SUNTRUST BANKS, INC.
in the presence of:

/s/ Peter D. Kantor Jr.
----------------------------
Witness

                                             By:  /s/ R. Todd Shutley
                                             Name:  R. Todd Shutley
                                             Title: Vice President
/s/ Cendric W. Olds
----------------------------
Notary Public


[NOTARIAL SEAL]

My Commission Expires:


June 29, 2004


                                      S-1
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Signed and delivered                         CHOICEPOINT INC., as the Lessee
in the presence of:

/s/ Laura K. Peterson                        By:  /s/ J. Michael de Janes
-----------------------------                Name:  Michael de Janes
Witness                                      Title: General Counsel &
                                             Corporate Secretary


/s/ Sandra H. Curtis                               [CORPORATE SEAL]
----------------------------
Notary Public


[NOTARIAL SEAL]


My Commission Expires:


August 4, 2005


                                      S-2
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                                   EXHIBIT A

                               LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 1041, 1046 and 1109 of the 2nd District, 1st Section, City of Alpharetta, State of Georgia and being more particularly described as follows:

Commencing at the intersection of the westerly right-of-way of Windward Concourse (110' R/W) and the northerly right-of-way of Alderman Drive (variable R/W); thence along the northerly right-of-way of Alderman Drive in a westerly and southwesterly direction 1981.46 feet to an iron pin set and the True Point of Beginning; thence following said right-of-way along a curve to the left an arc distance of 43.29 feet to a point, said arc having a radius of 524.50 feet and a chord which bears S22(degree)51'52"W a distance of 43.28 feet; thence continuing along said right-of-way S20(degree)30'00"W a distance of 58.11 feet to a point; thence along said right-of-way along a curve to the left an arc distance of 254.84 feet to a point, said arc having a radius of 524.50 feet and a chord which bears S06(degree)34'51"W a distance of 252.34 feet; thence along said right-of-way S07(degree)20'19"E a distance of 156.08 feet to a point; thence along a curve to the left an arc distance of 54.71 feet to a point, said arc having a radius of 524.50 feet and a chord which bears S10(degree)17'49"E a distance of 54.69 feet to an iron pin found; thence following said right-of-way along a curve to the left an arc distance of 274.01 feet to an iron pin set, said arc having a radius of 524.50 feet and a chord which bears S28(degree)16'25"E a distance of 270.91 feet; thence leaving said right-of-way S46(degree)29'46"W a distance of 47.48'; thence N63(degree)41'12"W a distance of 126.60 feet to an PK nail set; thence S28(degree)06'03"W a distance of
183.24 feet to an PK nail set; thence N70(degree)40'47" W a distance of 45.69 feet to an PK nail set; thence S19(degree)17'18"W a distance of 308.88 feet to an iron pin set; thence S70(degree)19'23"E a distance of 149.73 feet to an iron pin set; thence S 36(degree)39'41"W a distance of 96.61 feet to an iron pin set; thence S68(degree)23'28"W a distance of 276.66 feet to a computed point in the centerline of Camp Creek; thence along the centerline of Camp Creek N15(degree)45'02"W a distance of 636.39 feet to a computed point; thence continuing along said creek N21(degree)22'20"W 246.03 feet to a point; thence N 12(degree)26'10"W a distance of 286.31 feet; thence continuing along said creek N20(degree)59'52"W a distance of 261.90 feet to a point on the southerly right-of-way of Georgia State Highway 400 (Variable R/W); thence along said right-of-way N46(degree)01'18"E a distance of 89.20 feet to an iron pin set; thence S88(degree)55'51"E a distance of 463.95 to an iron pin set; thence N 87(degree)21'53"E a distance of 354.22 feet to an iron pin set and the True Point of Beginning.

Said tract containing 794,530 sq. ft. or 18.240 acres.

THE ABOVE-DESCRIBED PROPERTY is shown as 18.240 acres on and is described according to plat of ALTA/ACSM survey prepared for Atlantic Financial Group, Ltd., et al., by Seaton G. Shepherd, Georgia Registered Land Surveyor No. 2136, Grant Shepherd & Associates, dated August 9, 2001, last revised August 29, 2001, which said plat of survey is incorporated herein by this reference and made a part of this description.


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TOGETHER WITH Declaration of Covenants, Conditions and Restrictions for
Windward Business Center Association recorded in Deed Book 8700, page 362, aforesaid records; with Re-Recording Declaration of Covenants, Conditions and Restrictions for Winward Business Center Associates being recorded in Deed Book 8750, page 82, aforesaid records; as amended to include subject property by Amendment recorded in Deed Book 20420, page 200, aforesaid records.